Exhibit 99.1

For Immediate Release

Ditech Networks Announces Fiscal 2007 Fourth Quarter And Full Year Financial Results

Annual Revenue Grows 53% Over Prior Year

MOUNTAIN VIEW, CA, May 24, 2007 - Ditech Networks, Inc. (Nasdaq: DITC) reported results today for its fiscal 2007 fourth quarter and year ended April 30, 2007. Revenues for the fourth quarter were $19.2 million, a decrease of $0.8 million from revenues of $20.0 million in the same quarter of the prior fiscal year.  Revenues for the year were $84.0 million, an increase from revenues of $54.9 million in fiscal 2006.

Net income for the fourth quarter was $0.7 million, a decrease compared to net income of $2.5 million in the fourth quarter of fiscal 2006, which included $0.5 million of income from discontinued operations. Fiscal 2007 full year’s net income was $5.3 million, compared to a net loss of $0.9 million in fiscal 2006, which also included $0.5 million of income from discontinued operations.

“Fiscal 2007 was planned to be a year of growth and diversification and we delivered both,” said Tim Montgomery, President and CEO of Ditech Networks. “We grew company revenues by 53% percent based upon diversification on multiple fronts, including meaningful revenues from our previous nascent international business. We also added another major wireless customer and took our first steps in the packet voice domain. We believe we can capitalize on these gains in a market where voice remains the killer application and quality the key differentiator.”

Ditech Networks will discuss its fiscal 2007 fourth quarter and full year financial results at today’s conference call (see details later in this release).

Fourth Quarter Fiscal 2007 Results

•                  Income from continuing operations for the fourth quarter of fiscal 2007 of $0.7 million, compared to income from continuing operations of $2.0 million in the same quarter of the prior fiscal year.

•                  Net income for the fourth quarter of fiscal 2007 of $0.7 million, compared to net income of $2.5 million in the same quarter in the prior fiscal year.

•                  Fully diluted net income per share from continuing operations of $0.02, compared to a fully diluted net income per share from continuing operations of $0.06 for the same quarter in the prior fiscal year.

•                  Fully diluted net income per share of $0.02, compared to a fully diluted net income per share of $0.07 in the same quarter in the prior fiscal year.

Full Year Fiscal 2007 Results

•                  Income from continuing operations for fiscal 2007 of  $5.3 million, compared to a loss from continuing operations of $1.4 million in fiscal 2006.

•                  Net income for fiscal 2007 of $5.3 million compared to a net loss of $0.9 million in fiscal 2006.

•                  Fully diluted net income per share from continuing operations of $0.16, compared to a fully diluted net loss per share from continuing operations of $0.04 in fiscal 2006.

•                  Fully diluted net income per share of $0.16 for fiscal 2007, compared to a fully diluted loss per share of $0.03 in fiscal 2006.

First Quarter Fiscal 2008 Outlook

Based upon expected bookings, timing of shipments, deferred revenues and difficulties of closing large transactions, Ditech Networks now expects revenues in the first quarter of fiscal 2008 to be between $21 — $22 million. Gross margins are expected to decrease 2-3 percentage points from the fourth quarter level of 70%. Operating expenses, including an estimated $1.5 million for the accounting of stock compensation expense and amortization of purchased intangibles, are expected to be approximately $14.4 million.

Conference Call

Ditech Networks will host an investor webcast and conference call at 4:30 PM Eastern Time / 1:30 PM Pacific Time today, to review its fiscal 2007 year and fourth quarter performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: +1 (612) 332-0718. The conference call will also be broadcast live over the Internet and can be accessed by going to the Investors section of the Ditech Networks’ web site: http://www.ditechnetworks.com. A replay of the fourth quarter and full year results conference call will be available via Ditech Networks’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 872870. The telephonic and web site replays will be available two hours after the call is complete until at least Ditech Networks’ subsequent earnings announcement.

About Ditech Networks

Ditech Networks supplies voice processing equipment for telecommunication networks around the world. Ditech Networks’ solutions incorporate advanced voice processing, Session Initiation Protocol (SIP), and security technologies delivered on carrier-grade scalable platforms to enhance the delivery of communications services over mobile, Voice over IP, and wireline networks. Ditech Networks’ customers are premier network operators including Verizon Wireless, Sprint/Nextel, Orascom Telecom, and others that collectively serve more than 150 million subscribers. Ditech Networks is headquartered in Mountain View, California. For more information, visit www.ditechnetworks.com.

Forward-Looking Statements

The statements in this press release with respect to Ditech Networks’ belief that it can capitalize on these gains in a market where voice remains the killer application and quality the key differentiator and the outlook for the first quarter financial results of fiscal 2008 are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties. First quarter fiscal 2008 results may vary from projections in this press release due to: shipment of products Ditech Networks expects to ship before the end of the first quarter may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Networks may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control, which could delay product shipments and revenue recognition; infrastructure demand could weaken or remain flat due to the weakness in the economy or for other unanticipated reasons; Ditech Networks’ competitors may develop products that compete favorably with its new products; Ditech Networks has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech Networks’ Quarterly Report on Form 10-Q for the quarter ended January 31, 2007 (filed March 12, 2007 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Ditech Networks uses calculations of (i) non-GAAP pre-tax income and non-GAAP net income, which represents pre-tax income and net income excluding the effect of stock-based compensation expense and expense related to the amortization of intangible assets and the accounting for in-process R&D associated with the acquisition of Jasomi Networks; and (ii) non-GAAP basic and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense and expense related to the amortization of intangible assets and the accounting for in-process R&D associated with the acquisition of Jasomi Networks. The non-GAAP financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future under SFAS 123R.

Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:	Investor Contact:
Rob Adler	Bill Tamblyn
PR@vantage for Ditech Networks	Ditech Networks
+1 415-984-1970 x104	+1 650-623-1309
radler@pr-vantage.com

Ditech Networks, Inc.
Consolidated Statements of Operations
For the Three and Twelve Month Periods Ended April 30, 2007 and 2006
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2007	2006	2007	2006

Revenue	$19,209	$20,040	$84,004	$54,905

Cost of goods sold	5,793	5,760	27,140	16,368

Gross profit	13,416	14,280	56,864	38,537

Operating expenses:
Sales and marketing	6,106	5,541	24,496	18,233
Research and development	5,120	4,673	20,835	17,884
General and administrative	2,127	1,277	8,534	6,568
Amortization of Purchased Intangibles	246	246	985	821
In-Process R&D	—	—	—	700

Total operating expenses	13,599	11,737	54,850	44,206

Income (loss) from operations	(183)	2,543	2,014	(5,669)

Other income, net	1,661	1,368	6,689	4,522

Income (loss) before provision (benefit) for income taxes	1,478	3,911	8,703	(1,147)

Provision (benefit) for income taxes	761	1,930	3,385	262

Income (loss) from continuing operations	717	1,981	5,318	(1,409)

Income from discontinued operations	—	526	—	526

Net income (loss)	$717	$2,507	$5,318	($883)

Basic income (loss) per share:
From continuing operations	$0.02	$0.06	$0.16	($0.04)
From discontinued operations	$0.00	$0.02	$0.00	$0.02
Basic net income (loss) per share	$0.02	$0.08	$0.16	($0.03)

Diluted income (loss) per share:
From continuing operations	$0.02	$0.06	$0.16	($0.04)
From discontinued operations	$0.00	$0.02	$0.00	$0.02
Diluted net income (loss) per share	$0.02	$0.07	$0.16	($0.03)

Weighted shares used in per share calculation:
Basic	32,749	32,239	32,579	32,119
Diluted weighted shares used in per share calculation	34,197	34,282	34,020	32,119

Stock-based compensation expense was as follows for the periods:
Cost of goods sold	$94	$0	$379	$0
Sales and marketing	777	77	2,705	263
Research and development	316	165	1,951	620
General and administrative	197	—	1,124	—
Total	$1,384	$242	$6,159	$883

Ditech Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
For the Three Month Periods Ended April 30, 2007 and 2006
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30,
	2007	2006

GAAP gross profit	$13,416	$14,280
Add back stock-based compensation	94	—
Non-GAAP gross profit	$13,510	$14,280

GAAP gross margin	69.8%	71.3%
Add back stock-based compensation	0.5%	0.0%
Non-GAAP gross margin	70.3%	71.3%

GAAP sales and marketing expense	$6,106	$5,541
Deduct stock-based compensation	(777)	(77)
Non-GAAP sales and marketing expense	$5,329	$5,464

GAAP research and development expense	$5,120	$4,673
Deduct stock-based compensation	(316)	(165)
Non-GAAP research and development expense	$4,804	$4,508

GAAP general and administrative expense	$2,127	$1,277
Deduct stock-based compensation	(197)	—
Non-GAAP general and administrative expense	$1,930	$1,277

GAAP total operating expenses	$13,599	$11,737
Deduct:
Stock-based compensation expense	(1,290)	(242)
Amortization of purchased intangibles	(246)	(246)
In-process R&D	—	—
Non-GAAP total operating expenses	$12,063	$11,249

GAAP income (loss) from operations	($183)	$2,543
Addback stock-based compensation expense, amortization of purchased intangibles and in-process R&D	1,630	488
Non-GAAP income (loss) from operations	$1,447	$3,031

GAAP income (loss) before provision (benefit) for income taxes	$1,478	$3,911
Addback stock-based compensation expense, amortization of purchased intangibles and in-process R&D	1,630	488
Non-GAAP income (loss) before provision (benefit) for income taxes	$3,108	$4,399

GAAP provision (benefit) for income taxes	$761	$1,930
Addback tax impact of eliminating stock-based compensation expense, amortization of purchased intangibles and in-process R&D	791	195
Non-GAAP provision (benefit) for income taxes	$1,552	$2,125

GAAP net income (loss)	$717	$2,507
Addback stock-based compensation expense, amortization of purchased intangibles and in-process R&D and adjustment to tax provision (benefit)	839	293
Non-GAAP net income (loss)	$1,556	$2,800

GAAP diluted net income (loss) per share	$0.02	$0.07
Addback stock-based compensation expense, amortization of purchased intangibles and in-process R&D and adjustment to tax provision (benefit)	0.03	0.01
Non-GAAP diluted net income (loss) per share	$0.05	$0.08

Shares used in computing net income (loss) per share
Diluted-GAAP	34,197	34,282
Diluted-Non-GAAP	34,197	34,282

Ditech Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2007	April 30, 2006

Assets
Cash, cash equivalents and short-term investments	$134,539	$136,032
Accounts receivable, net	10,324	5,276
Inventories	13,353	8,318
Deferred income taxes	5,936	2,923
Other current assets	1,262	2,664

Total current assets	165,414	155,213

Property and equipment, net	5,781	4,740
Purchased Intangibles	2,394	3,379
Goodwill	12,637	9,913
Deferred income taxes	39,892	45,852
Other assets	266	216

Total Assets	$226,384	$219,313

Liabilities and Stockholders’ Equity
Accounts payable	$2,659	$1,576
Accrued expenses	7,148	7,090
Deferred revenue	3,424	10,951
Income taxes payable	803	471

Total current liabilities	14,034	20,088

Long term accrued expenses	405	644

Stockholders’ equity	211,945	198,581

Total Liabilities and Stockholders’ Equity	$226,384	$219,313